UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) September 23, 2011

SUPERCLICK, INC.
(Name of Small Business Issuer in its charter)

WASHINGTON	52-2219677
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1
(Address of principal executive offices) (Zip Code)

Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (760) 798-1889

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 23, 2011, AT&T Corp., a Delaware corporation (“Parent”), SC Acquisition Co., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Superclick, Inc., a Washington Corporation (the “Company” or “Superclick”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

In connection with, and currently with, the execution and delivery of the Merger Agreement, Sandro Natale, Superclick’s Chief Executive Officer and George Vesnaver, Paul Gulyas and Ronald Fon, Superclick’s Directors entered into voting agreements with Superclick and AT&T pursuant to which they committed to vote all of their shares of Superclick stock in favor of the Merger, as more fully described below.

The Merger Agreement

At the effective time and as a result of the Merger, each outstanding share of Superclick common stock, other than shares owned by Superclick or Merger Sub and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be cancelled and automatically converted into the right to receive $0.268 in cash (the “Merger Consideration”), without interest. The Merger Agreement further provides that at the Effective Time, each option to acquire shares of Company common stock, whether or not vested, shall be cancelled and converted in the right to receive an amount in cash, without interest equal to the product of (x) the aggregate number of shares of Company common stock, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company stock option, less any applicable withholding taxes.

Consummation of the Merger is subject to certain conditions, including (i) the adoption of the Merger Agreement by Superclick’s stockholders, (ii) the absence of any law or order prohibiting the closing, (iii) subject to certain exceptions, the accuracy of the parties’ representations and warranties, (iv) the absence of certain pending or threatened governmental litigation with respect to the transactions contemplated by the Merger Agreement, (v) the absence of any material adverse effect on Superclick and (vi) certain other customary closing conditions.

Superclick has made customary representations, warranties and covenants in the Merger Agreement, including, among others, a covenant by Superclick to conduct its business in the ordinary course consistent with past practice between the execution date of the Merger Agreement and consummation of the Merger and a covenant by the parties to use reasonable best efforts to cause the Merger to be consummated. In addition, Superclick has agreed (i) to cause a meeting of its stockholders to be held to consider the Merger Agreement, (ii) that, subject to certain exceptions, its board of directors will recommend adoption of the Merger Agreement by Superclick’s stockholders, and (iii) not to solicit proposals relating to alternative transactions. Prior to adoption of the Merger Agreement by Superclick’s stockholders, Superclick’s board of directors may, in certain circumstances and subject to certain conditions specified in the Merger Agreement, change its recommendation with respect to the Merger in response to an unsolicited Superior Proposal (as the term is defined in the Merger Agreement). The Merger Agreement also contains other customary terms and provisions.

The Merger Agreement contains certain termination rights for the Company and Parent and further provides upon termination under certain circumstances, Superclick would be required to pay AT&T a termination fee of $500 thousand dollars.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about Superclick or AT&T, and should not be relied upon as disclosure about Superclick or AT&T without consideration of the periodic and current reports and statements that Superclick and AT&T filed with the United States Securities and Exchange Commission.  The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including:  subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosures and schedules to the Merger Agreement.  Accordingly, representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.  Superclick acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

The Voting Agreement

On September 23, 2011, as an inducement for AT&T and Merger Sub to enter into the Merger Agreement, (i) Sandro Natale, Superclick’s Chief Executive Officer, (ii) Jean Perrotti, Superclick’s Chief Financial Officer, and (iii) Paul Gulyas, George Vesnaver and Ronald Fon, directors of Superclick, which collectively own 9.2% of the outstanding shares of Superclick’s stock, have each entered into a Voting Agreement (each, a “Voting Agreement” and, together, the “Voting Agreements”), including an irrevocable proxy, with Superclick and AT&T. Each party entered into his Voting Agreement solely in his capacity as a stockholder of Superclick and not in his capacity as a director or officer of Superclick. The Voting Agreements provide that the Supporting Stockholders will vote (or cause to be voted) all of their shares of Superclick stock (i) in favor of, among other things, the adoption of the Merger Agreement and (ii) against, among other things, any alternative business combination involving Superclick.

Each Supporting Stockholder has also agreed that, other than according to the terms of the applicable Voting Agreement, such Supporting Stockholder will not (i) grant any proxies or enter into any agreement or understanding with respect to the voting of any shares of Superclick stock or (ii) subject to certain limited exceptions, transfer, sell, pledge or otherwise dispose of any shares of Superclick stock during the term of such Voting Agreement.

The Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement, and (ii) such date and time as the Merger becomes effective pursuant to the terms of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 hereto, and are incorporated into this report by reference.

Item 8.01 Other Events

On September 26, 2011, Superclick issued a press release relating to the execution of the Merger Agreement.  The full text of the press release is attached as Exhibit 99.1 to this Report and, other than the portion of the release described in Item 7.01 is hereby incorporated by reference into this Item 8.01.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed transaction and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Parent and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and, except as required by law, neither the Company nor Parent undertakes any obligation to update or revise such statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Parent; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed by the Company with the Securities and Exchange Commission (the "SEC"), including the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Additional Information and Where to Find It

Superclick intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of Superclick. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Superclick with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Superclick’s website at http://superclick.com. In addition, stockholders may obtain free copies of documents filed with the SEC by directing a request to Superclick at 10222 St Michel, Montreal Quebec, H1H 5H1, Attention:  Corporate Secretary.

Participants in the Solicitation

Superclick and its director and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Superclick in connection with the merger. Information about the directors and executive officers of Superclick is set forth in its proxy statement on Schedule 14A filed with the SEC on May 17, 2011 and Superclick’s Annual report on form 10-K filed on February 3, 2011 and subsequent amendments. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Superclick intends to file with the SEC.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of September 23, 2011, by and among Superclick, AT&T and the Merger Sub. *

10.1	Voting Agreement, dated as of September 23, 2011, by and among Superclick, AT&T and Sandro Natale.

10.2	Voting Agreement dated as of September 23, 2011, by and among Superclick, AT&T and Jean Perrotti.

10.3	Voting Agreement dated as of September 23, 2011, by and among Superclick, AT&T and George Vesnaver.

10.4	Voting Agreement dated as of September 23, 2011, by and among Superclick, AT&T and Paul Gulyas.

10.5	Voting Agreement dated as of September 23, 2011, by and among Superclick, AT&T and Ronald Fon.

99.1	Press Release dated September 26, 2011.

99.2	Superclick letter to customers dated September 26, 2011

99.3	Superclick letter to employees dated September 26, 2011

99.4	Sandro Natale speech to employees dated September 26, 2011

*
Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superclick, Inc.

Date: September 26, 2011	By:	/s/ Jean Perrotti
Jean Perrotti

Chief Financial Officer and Principal Accounting Officer